Exhibit 1

subscription agreement for non-us citizens

JA Energy

_______________________________________________________________________

COMMON STOCK SUBSCRIPTION AGREEMENT

REGULATION S SUBSCRIPTION AGREEMENT

TO: JA Energy

a Nevada corporation (the “Company”)

FROM:	THE UNDERSIGNED SUBSCRIBER(S) FOR COMMON STOCK OF THE COMPANY (the “Subscriber(s)”)

RE:	To purchase Class A, Class B and Class C common stock of the Company between the Subscriber and the Company (the "Subscription Agreement") of JA Energy common stock, pursuant to Regulation S of the Securities Act of 1933 (the “Act”).

Special Note: JA Energy is selling 30,000,000 Class A (trading shares), 6,000,000 Class B (voting shares where each share has the voting power of 10 shares and each share can convert into a Class A share on a 1:1 basis upon written notice to the transfer agent) and 40,000,000 Class C shares (with no voting power, except as required by law on a Subscription Receivable basis, until such time as sufficient shares are authorized.

In consideration of the agreement of the Company for shares of its common stock to the Subscriber pursuant to the Subscription Agreement, the Subscriber hereby covenants and agrees with the Company and represents and warrants to the Company as follows:

1. The Subscriber(s) agrees to resell the Shares only in accordance with the provisions of

Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.	The Subscriber(s) and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3.	The Subscriber(s) acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act, or such other legend as deemed advisable by the Company’s legal counsel to ensure compliance with the Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

4.	The Subscriber(s) represents and warrants to the Company and acknowledges that the Company is relying upon the Subscribers' representations and warranties in agreeing to sell the Shares to the Subscriber(s) that:

(A)	The Subscriber(s) is/are not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

A “U.S. Person" is defined by Regulation S of the Act to be any person who is:

(1)	any natural person resident in the United States;

(2)	any partnership or corporation organized or incorporated under the laws of the United States;

(3) any estate of which any executor or administrator is a U.S. person;

(4) any trust of which any trustee is a U.S. person;

(5) any agency or branch of a foreign entity located in the United States;

(6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(7) any partnership or corporation if.

1. organized or incorporated under the laws of any foreign jurisdiction; -

and

2. formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501 (a) of the Act] who are not natural persons, estates or trusts.

(B)	An “Accredited Investor” is defined by the Act to be any person who is:

(i) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase, exceeds $1,000,000 (USD); or

(ii) Any natural person who had an individual income in excess of $200,000 (USD) in each of the two most recent years or joint income with that person's spouse in excess of $300,000 (USD) in each of those years and has a reasonable expectation of reaching the same income level in the current year;

5. The Subscriber(s) hereby acknowledges that the offering of the Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

6. The Subscriber(s) recognizes that the purchase of Shares involves a high degree of risk in that the Company is in the early stages of development of its business.

7. An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares.

8. The Subscriber(s) understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Subscriber represents they understand the resale limitations imposed herein.

9. The Subscriber(s) is/are an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

10. The Subscriber(s) believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Subscriber(s) further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company. The Subscriber(s) has had full opportunity to discuss this information with the Subscribers’ legal and financial advisers prior to execution of this Subscription Agreement.

11. The Subscriber(s) is/are not aware of any advertisement of the Shares.

12. The Subscriber(s) is/are acquiring the Shares subscribed to hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

13. The Subscriber(s) does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby.

14. The Subscriber(s) has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

15. The Subscriber(s) agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

16. The Subscriber(s) agrees to execute an agreement imposing restrictions on transfer in the form required by the Company.

DATED effective as of the date of the Subscription Agreement.

JA Energy

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

UBI Blockchain Internet LTD

Name of Subscriber

Smart-Space 3F, Level 9, Cyberport 3

100 Cyberport Road, Hong Kong

Street

Hong Kong

City, Province, Zip Code, Country

The undersigned subscribes for 30,000,000 shares of Class A Trading Common Stock, where each share has one vote, 6,000,000 shares of Class B Voting Stock, where each share has ten (10) votes and can convert into Class A shares on a 1:1 basis upon written notice to the transfer agent, and 40,000,000 Class C shares. Total subscription price: $200,000.00 USD, total price for 30,000,000 Class A JA Energy trading shares, 6,000,000 Class B voting shares and 40,000,000 Class C shares.

Signature:

By /s/ Tony Liu_________________ Date: September 15, 2016

Print Name: Tony Liu

Taxpayer Identification Number ___Not Applicable________ (Social Security number for individuals)

STATUS (if not individual): Trust ( ) Corporation ( ) Partnership ( )

IRA ( ) Other (describe) ___________________

TITLE TO BE TAKEN BY (if not individual):

( ) Joint Tenant with _______________________________(name of co-tenant)

( ) Other (describe):___________________________________________

_X__ CHECK HERE IF YOU ARE AN ACCREDITED INVESTOR AS DEFINED IN PARAGRAPH 4(B).

____ CHECK HERE IF YOU ARE NOT AN ACCREDITED INVESTOR AS DEFINED IN PARAGRAPH 4(B)

_X_ CHECK HERE IF YOU ARE NOT A CITIZEN OR RESIDENT OF THE UNITED STATES

_X_ CHECK HERE THAT YOU ARE NOT PURCHASING ON BEHALF OF RESIDENT OF THE

UNITED STATES